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                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                             --------------------

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                             SIRF TECHNOLOGY, INC.
                             ---------------------

     SIRF TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST:  The name of this corporation is SiRF Technology, Inc.

          SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 18, 2000 and the original name of the corporation was Delaware SiRF Technology, Inc. A Certificate of Merger whereby SiRF Technology, Inc., a California corporation, was merged with and into this corporation was filed with the Secretary of State of the State of Delaware on _______________, 2000.

          THIRD: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is SIRF TECHNOLOGY, INC.

                                  ARTICLE II

     The registered office of the corporation within the State of Delaware is located at 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     A.   Authorized Stock.  The total number of shares of all classes of
          ----------------
capital stock which the corporation shall have authority to issue is two hundred fifty-five million (255,000,000), of which two hundred fifty million (250,000,000) shares of $0.001 par value each shall be Common Stock (the

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"Common Stock") and five million (5,000,000) shares of $0.001 par value each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Amended and Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

     B.   Preferred Stock.  The Preferred Stock may be issued from time to time
          ---------------
in one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C.   Common Stock.
          ------------

          1.   Relative Rights of Preferred Stock and Common Stock.  All
               ---------------------------------------------------
     preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2.   Voting Rights.  Except as otherwise required by law or this
               -------------
     Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

          3.   Dividends.  Subject to the preferential rights of the Preferred
               ---------
     Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

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          4.   Dissolution, Liquidation or Winding Up.  In the event of any
               --------------------------------------
     dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation, provided, however, that the by-laws may only be amended in accordance with the provisions thereof.

     B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                                  ARTICLE VI

     A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

     B.   Classified Board.  The Board of Directors shall be divided into three
          ----------------
classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting of stockholders for fiscal year 2001, the directors first elected to Class II shall serve for a term ending on the annual meeting of stockholders for fiscal year 2002, and the directors first elected to Class III shall serve for a term ending on the annual meeting of stockholders for fiscal year 2003. Notwithstanding the foregoing, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

     At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

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     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the Board shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

     C.   Changes.  The Board of Directors of this corporation, by amendment
          -------
to the corporation's Bylaws, is expressly authorized to change the number of directors in any or all of the classes of directors without the consent of the stockholders..

                                  ARTICLE VII

     A.   Power of Stockholder to Act by Written Consent.  No action required or
          ----------------------------------------------
permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     B.   Special Meetings of Stockholders.  Special meetings of the
          --------------------------------
stockholders of the corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Amended and Restated Certificate of Incorporation, only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or President of the corporation or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

     C.   Cumulative Voting.  The stockholders of corporation shall not have
          -----------------
cumulative voting.

                                 ARTICLE VIII

     The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation; provided, however, that any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation.

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                                  ARTICLE IX

     The books of the corporation may be kept at such place within or without the State of Delaware as the Bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

                                   ARTICLE X

     A.   Limitation on Liability.  A director of the corporation shall not be
          -----------------------
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability which, by express provision of the General Corporation Law of Delaware as in effect from time to time, cannot be eliminated.

     If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

     B.   Indemnification.  Each person who is or is made a party or is
          ---------------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a

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proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     C.   Insurance.  The corporation may maintain insurance, at its expense, to
          ---------
protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     D.   Repeal and Modification.  Any repeal or modification of the foregoing
          -----------------------
provisions of this Article X shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits

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created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

                                  ARTICLE XI

     The corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                  ARTICLE XII

     Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XII, or Articles VI, VII, VIII and X.

                                   * * * * *

          FOURTH: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation.

          FIFTH: This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.

     IN WITNESS WHEREOF, SiRF Technology, Inc. has caused this certificate to be signed by the undersigned officers, thereunto duly authorized, this ___ day of ______, 2000.



                                    By: ________________________________________
                                                      Jackson Hu
                                        President and Chief Executive Officer


                                    By: ________________________________________
                                                   Kanwar Chadha
                                                    Secretary

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